CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): April 13, 2010

Radient Pharmaceuticals Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
 (Address of principal executive offices (zip code))

 714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1: Registrants Business and Operations

Item 1.02: Entry into a Material Definitive Agreement

On April 13, 2010, we entered into Note and Warrant Purchase Agreements with eleven accredited investors (“Lenders”) in a third closing of the sale of Notes and Warrants.  Pursuant to the Agreements, we issued to the Lenders Convertible Promissory Notes in the aggregate principal amount of $3,957,030 (“Notes”) and warrants to purchase up to 4,705,657shares of our Common Stock (“Warrants”).  The Notes mature on April 12, 2011 (“Maturity Date”). The conversion price of the Notes is the higher of (i) 80% of the five day volume weighted average closing price of our common stock preceding the date of conversion, or (ii) $.28 per share.  We agreed to pay to the Lenders one-sixth of the principal amount of the Notes each month commencing on the six month anniversary of the Notes and the balance of the unpaid principal of the Notes on the one year anniversary date of the Notes.  The Notes contain original issue discounts and fees payable by us aggregating $1,646,980.  As a result, the total net proceeds we received in the third closing were $2,310,000. The exercise price of the Warrants issued in the third closing is $.69 per share

The Agreements, Notes and Warrants, as well as the terms of this transaction (other than the exercise price of the warrants), are substantially the same as those we issued to the investor in the first  and second closings pursuant to the Note and Warrant Purchase Agreements we entered into on March 22, 2010, as disclosed in the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on March 26, 2010 and similar Note and Warrant Purchase Agreements we entered into on April 8, 2010, as disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2010.

We are required under the terms of the Notes to obtain stockholder approval, on or before August 31, 2010, of the issuance of all shares of our common stock issuable pursuant to the Notes and Warrants.  If we fail to obtain such approval, an Event of Default under the Notes shall occur.   We are also obligated to receive listing approval from NYSE Amex for the shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant as soon as practicable after Closing, but in no event later than May 1, 2010. A listing application will be  prepared and filed with the NYSE Amex  for such shares as soon as practicable.

As of the third closing, we had 27,251,069 shares of common stock issued and outstanding.  If the Notes and Warrants are fully converted and exercised (but no shares of our Common Stock are issued in payment of interest on the Notes), then we may possibly issue up to 18,837,907 shares of our Common Stock, which represents 69.1% of our issued and outstanding common stock.  Since we are listed on the NYSE Amex, we are required to obtain shareholder approval to issue more than 19.99% of our issued and outstanding common stock at a discount from book or market value at the time of issuance (“19.99% Cap”), which as of the date of the second closing equals 5,367,529 shares of common stock.  For purposes of the 19.99% Cap, this third closing is integrated and combined with the first and second closings of the similar Note and Warrant Purchase Agreement which were closed on March 22, 2010 and April 8, 2010.    The Agreements include a provision that prohibits us from issuing and delivering any shares of our Common Stock to the Lenders in the third closing if the transaction when combined with the first and second closings results in the issuance of any shares in excess of the 19.99% Cap under NYSE Amex rule 713, unless we receive stockholder approval and NYSE Amex approval to list and issue all such shares.

   A copy of the Form of Note and Warrant Purchase Agreement, Form of Note, Form of Warrant and Registration Rights Agreement are incorporated herein by reference as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.  They are substantially the same as the exhibits filed with the March 26, 2010 Form 8-K and the April 13, 2010 Form 8-K. The description of the transactions contemplated by such agreements set forth herein do not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated herein by reference.

                  The private financing described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Sections 3(a)(9) and 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. In connection with the second closing, we paid an aggregate of $419,250 in finder’s fees. The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

                  On April 16, 2010, we issued a press release announcing the third closing. A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Form of Note and Warrant Purchase Agreement (Incorporated by reference to Exhibit 10.1 filed with the Current Report on Form 8-K filed on April 13, 2010).
10.2	Form of Note (Incorporated by reference to Exhibit 10.2 filed with the Current Report on Form 8-K filed on April 13, 2010).
10.3	Form of Warrant (Incorporated by reference to Exhibit 10.3 filed with the Current Report on Form 8-K filed on April 13, 2010).
10.4	Registration Rights Agreement (Incorporated by reference to Exhibit 10.4 filed with the Current Report on Form 8-K filed on April 13, 2010).
10.5	Form of Addendum to Note and Warrant Purchase Agreement (Incorporated by reference to Exhibit 10.5 filed with the Current Report on Form 8-K filed on April 13, 2010).
99.1	Press Release dated April 16, 2010 regarding the second closing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By:	/s/ Douglas MacLellan
Name: Douglas MacLellan
Title: Chief Executive Officer

Dated:  April 16, 2010